UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On February 22, 2007, the Board of Directors of Plains All American GP LLC, the general partner of our general partner, awarded phantom units under its Long-Term Incentive Plans to Greg L. Armstrong, Harry N. Pefanis, Phil D. Kramer, George R. Coiner, W. Dave Duckett and John P. VonBerg (collectively, the “Named Executive Officers”). These phantom units will vest and become payable in one-third increments upon achieving annualized quarterly distribution levels of $3.50 per unit, $3.75 per unit and $4.00 per unit, and continued employment through May 2011, May 2012 and May 2011, respectively. Upon vesting, the phantom units are payable on a one-for-one basis in common units of Plains All American Pipeline, L.P. (or cash equivalent). Any phantom units that have not vested as of the May 2014 distribution date will be forfeited. The phantom units include associated distribution equivalent rights (“DERs”). The DERs vest and become payable in cash in equal one-fourth increments upon the payment of annualized distributions of $3.40, $3.60, $3.80 and $4.00. The number of phantom units awarded to each Named Executive Officer is as follows:

Number of Phantom
Name and Title	Units Granted
Greg L. Armstrong Chairman and Chief Executive Officer	180,000
Harry N. Pefanis President and Chief Operating Officer	120,000
Phil D. Kramer Executive Vice President and Chief Financial Officer	60,000
George R. Coiner Senior Group Vice President	90,000
W. Dave Duckett President, PMC (Nova Scotia) Company	75,000
John P. vonBerg Vice President — Trading	54,000
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     Exhibit 10.1 — Forms of LTIP Grant Letters dated February 22, 2007 (Named Executive Officers)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: February 28, 2007	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore

Name: Tim Moore Title: Vice President

Exhibit Index

Exhibit No.		Description
Exhibit 10.1	—	Forms of LTIP Grant Letters dated February 22, 2007 (Named Executive Officers)

4